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                                                                     EXHIBIT 5.1

May 30, 2006

The Board of Directors
Pacific Continental Corporation
111 West 7th Avenue

Eugene, Oregon 97401

      RE:   LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 500,000 shares of common stock, no par value per share (the "Shares"), of Pacific Continental Corporation, an Oregon corporation (the "Company"). The Shares are authorized for issuance upon the grant of awards under the 2006 Stock Option and Equity Compensation Plan (the "Plan") that was approved by the Company's shareholders at the 2006 Annual Meeting.

      In connection with the offering of the Shares, we have examined: (i) the Plan, included as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by the Company of and receipt of the consideration for the Shares, consistent with the terms of the Plan and applicable award agreements, the Shares will be validly issued, fully paid, and nonassessable.

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Pacific Continental Corporation
May 30, 2006
Page 2

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         GRAHAM & DUNN PC

                                         /s/ Graham & Dunn PC